PHSB FINANCIAL CORPORATION

                                STOCK ORDER FORM




DEADLINE
--------

This order form, properly executed and with the full payment must and will be deemed received upon the date and the time of delivery of the form to one of our offices. Please submit your order using the enclosed postage-paid envelope or hand-delivering the order form to any office of Peoples Home Savings Bank.


NUMBER OF SHARES
----------------

Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum order is 25 shares. With the exception of the ESOP, no person (or persons who have subscription rights through a single account) may purchase in the Offerings more than 10,000 shares of Common Stock and no person (or persons who have subscription rights through a single account), together with associates of persons acting in concert with such person, may purchase in the aggregate more than 20,000 shares of Common Stock. See the Prospectus for a description of purchase limitations, including how to determine whether your purchases will be aggregated with any associates or persons acting in concert.


METHOD OF PAYMENT
-----------------

Check the appropriate box(es). You may pay by cash, check, or money order. If paying by check or money order, please make it payable to PHSB Financial Corporation. If paying by cash, please hand-deliver your order form. Your funds will earn interest at the interest rate paid on passbook savings accounts from the date of receipt until the offering is completed. You may also wish to pay by authorizing withdrawal from your Peoples Home Savings Bank savings or certificate account(s). If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest at the contractual rate, but cannot be withdrawn by you.


STOCK REGISTRATION
------------------

Print the name(s) in which you want the stock registered. If you are a voting member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holders'
names.       -------------------------------------------------------------------
------

Enter the Social Security Number (or Tax I.D. Number) of a registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "Other" and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included. See the reverse side of this form for registration guidelines.

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Total
Number of         Purchase          Total
Shares            Price             Amount

               X      $10.00    =   $
-------------     ------------      ----------

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[ ]            Enclosed is a check or money order payable to
               PHSB Financial Corporation, Inc. for $      .
                                                     ------

[ ] I authorize withdrawal from the following Peoples Home Savings Bank account(s):

               Account Number(s)        Amount
                                        $
               ---------------------    -----------
                                        $
               ---------------------    -----------
                                        $
               ---------------------    -----------
               Total Withdrawal         $
                                        -----------

No penalty for early withdrawal.

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-----------------------------------------------------------
Name(s) in which stock is to be registered.


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Name(s) in which stock is to be registered.


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Address


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City                            County


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State                           Zip Code


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Social Security # or Tax ID #


[  ] Individual   [  ] Joint Tenants   [  ] Tenants in Common
[  ] Uniform Transfer to Minors
[  ] Other
           ------------------------------------------------

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
                           PHSB FINANCIAL CORPORATION

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your PHSB Financial Corporation stock certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:

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INDIVIDUAL     Avoid the use of two  initials.  Include  the first  given  name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.

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JOINT          Joint  ownership  of  stock  by  two or  more  persons  shall  be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and," do not connect with "or". Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). TENANTS IN COMMON Tenants in common may be specified to identify two or more owners. When stock is held in a tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

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UNIFORM        Stock may be held in the name of a  custodian  for a minor  under
TRANSFORM      the Uniform Gifts to Minors laws of the individual states.  There
TO MINORS      may be only one  custodian  and one minor  designated  on a stock certificate.  The standard  abbreviation  of custodian is "CUST,"
               while  the   description   "Uniform   Gifts  to  Minors  Act"  is
               abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Delaware Uniform Gifts to Minors Act will be abbreviated.

                      JOHN P. JONES CUST SUSAN A. JONES
                      UNIF GIFT MIN ACT

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FIDUCIARIES    Stock held in a fiduciary capacity must contain the following:
                  1.  The name(s) of the fiduciary --
                      * If an individual, list the first given name, middle
                        initial, and last name.
                      * If a corporation, list the corporate  title.
                      * If an individual and a corporation, list the
                        corporation's title before the initial.
                  2.  The fiduciary capacity --
                      *   Administrator
                      *   Conservator
                      *   Committee
                      *   Executor
                      *   Trustee
                      *   Personal Representative
                      *   Custodian
                  3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document
                      establishing  a  fiduciary  relationship,   your
                      stock may not be registered in a fiduciary capacity.
                  4.  The date of document governing the relationship.
                      The date of the document need not be used in the description of a trust created by a will.
                  5.  Either of the following:
                           The name of the maker, donor or testator
                                       or
                           The name of the beneficiary
                           Example of Fiduciary Ownership:
                           JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                           UNDER AGREEMENT DATED ___/___/97

NASD AFFILIATIONS
-----------------

Please refer to the National Association of Securities Dealers, Inc., ("NASD") affiliation section and check the box, if applicable. The NASD Interpretation With Respect to Free-Riding and Withholding (the "Interpretation") restricts the sale of a "hot issue" (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee, or agent of a NASD member) and certain members of their families. Such persons are requested to indicate that they will comply with certain conditions required for an exemption from the restrictions.

[ ] Check here and initial below if you are a member of the NASD or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which a NASD member or a person associated with a NASD member has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and (ii) to report this stock purchase in writing to the applicable NASD member I am associated with within one day of the payment for the stock.
(Initials) ______________


TELEPHONE INFORMATION
---------------------

Please enter both a daytime and an evening telephone number where you may be reached in the event we cannot execute your order as given. Please include your area code.

Daytime Phone (     )
                      -----------------------
Evening Phone (     )
                      -----------------------


                                 ACKNOWLEDGMENT
                                 --------------


Sign and date the order form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. Your order will be filled according to the provisions of the Plan of Conversion as described in the Prospectus.

I (WE) ACKNOWLEDGE THAT THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY PEOPLES HOME SAVINGS BANK OR THE FEDERAL GOVERNMENT.

I (we) further certify that I (we) received a Prospectus prior to purchasing the Common Stock of PHSB Financial Corporation and acknowledge the terms and conditions described therein. The Prospectus that I (we) received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. These include, among others: (1) Peoples Home Savings Bank originates a large amount of indirect automobile loans and commercial business loans which have a higher degree of credit risk than traditional one-to-four family lending; (2) You may not be able to profit from the sale or merger of PHSB Financial Corporation because of provisions in its charter documents and other laws and regulation; (3) PHSB Financial Corporation's low return on equity after the conversion may negatively impact the value of its common stock; (4) You may not be able to sell your shares when you desire, or for $10.00 or more per share; (5) The implementation of certain stock-based benefit plans may increase PHSB Financial Corporation's future compensation expense and may reduce its earnings; (6) Increases in market rates of interest could adversely affect PHSB Financial Corporation stockholders' equity; (7) A downturn in the local economy and increased competition may adversely affect profitability; and (8) Possible dilutive effect of Restricted Stock Plan Shares and Stock Option Shares.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I (we) should call the Pennsylvania Department of Banking of the Commonwealth of Pennsylvania, at (___) ________.

I (we) understand that, after receipt by PHSB Financial Corporation this order may not be modified or withdrawn without the consent of PHSB Financial Corporation or Peoples Home Savings Bank. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares. Under penalties of perjury, I (we) certify that: (1) the Social Security Number or Tax Identification Number given above is correct; and (2) I (we) am (are) not subject to backup withholding.
Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.



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Signature                                   Date



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Additional Signature (if required)          Date


                     THIS ORDER NOT VALIDATED UNLESS SIGNED

           FOR ASSISTANCE, PLEASE CALL OUR STOCK INFORMATION CENTER AT
                   (724) 846-6020 (PEOPLES HOME SAVINGS BANK)
             FROM __:__ __.M. TO __:__ __.M., MONDAY THROUGH FRIDAY